Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

TRIBUTE SCHEDULES SPECIAL SHAREHOLDER MEETING FOR
FEBRUARY 1, 2016

MILTON, ONTARIO – December 28, 2015 - Tribute Pharmaceuticals Canada Inc. (TSXV:TRX or OTCQX:TBUFF) (“Tribute” or the “Company”), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced that its special meeting of shareholders in connection with the pending transaction with POZEN Inc. (“POZEN”) (NASDAQ: POZN) will be held on February 1, 2016 at 10:00 a.m. EST, at the offices of Fogler, Rubinoff  LLP at Suite 3000, 77 King Street West, Toronto, Ontario. This meeting is being held to seek shareholder approval of the proposed transaction and related matters. Tribute is expected to mail the meeting materials in early January. Tribute’s shareholders of record as of the close of business on December 31, 2015 are entitled to vote at the meeting.

The Board of Directors of Tribute has unanimously recommended that Tribute shareholders vote to approve the transaction to be considered at Tribute’s special meeting of its shareholders.

Transaction Terms and Structure

POZEN has formed a new company, Aralez Pharmaceuticals Inc. (“Aralez”), organized under the laws of British Columbia, Canada. Pursuant to the terms of the proposed transaction, a Canadian subsidiary of Aralez will amalgamate with Tribute, through a three-cornered amalgamation by way of a plan of arrangement, with Tribute surviving as a wholly-owned subsidiary of Aralez. Similarly, an indirect U.S. subsidiary of Aralez will merge with POZEN, with POZEN surviving as an indirect wholly-owned subsidiary of Aralez. At closing, each share of POZEN common stock will be converted into the right to receive one Aralez common share and each common share of Tribute (other than dissenting shares) will be exchanged for 0.1455 of an Aralez common share. This exchange ratio remains unchanged from the ratio announced when the parties initially entered into the agreement and plan of merger. As a result of the proposed transaction and before giving effect to the contemplated financing, stockholders of POZEN will own approximately 64 percent of Aralez and shareholders of Tribute will own approximately 36 percent of Aralez, in each case prior to giving effect to any exercise of any outstanding options or warrants or vesting and delivery of any restricted stock units of either company after the date hereof. As of December 7, 2015, POZEN had approximately 33.2 million common shares outstanding and 39.3 million fully diluted shares and Tribute had approximately 126.2 million common shares outstanding and 163.4 million fully diluted shares.  It is a condition of closing that the common shares of Aralez be approved for listing on the NASDAQ, subject to official notice of issuance, and conditionally approved on the Toronto Stock Exchange (“TSX”).

Additional Information and Where to Find It

In connection with the proposed transaction, Aralez, POZEN and Tribute have filed and will be filing additional documents with the United States Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 filed by Aralez on December 14, 2015 that includes the proxy statement/prospectus relating to the proposed transaction. The Registration Statement has been declared effective by the SEC. A definitive proxy statement/prospectus will be mailed to POZEN stockholders in connection with the proposed transaction. Upon receipt of an interim court order in respect of the plan of arrangement, Tribute will be mailing an Information Circular to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS AS WELL AS THE INFORMATION CIRCULAR WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARALEZ, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov. Investors and security holders will be able to obtain free copies of the Information Circular and other documents filed by Tribute on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com. Investors and security holders may obtain free copies of the documents filed by POZEN with the SEC on POZEN’s website at www.pozen.com under the heading “Investors” and then under the heading “SEC Filings” and free copies of the documents filed by Tribute with the SEC on Tribute’s website at www.tributepharma.com under the heading “Investors” and then under the heading “SEC Filings.”

POZEN, Tribute and Aralez and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of POZEN and shareholders of Tribute and Aralez in connection with the proposed transaction. Information regarding the special interests, if any, of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus and Information Circular described above. Additional information regarding the directors and executive officers of POZEN and Tribute is contained in their respective annual reports on Form 10-K for the year ended December 31, 2014 filed with the SEC.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For full prescribing information refer to the individual product websites.

About Tribute

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide®, Collatamp® G, Durela®, Proferrin®, Iberogast®, MoviPrep®, Normacol®, Resultz®, Pegalax®, Balanse®, Balanse® Kids, Diaflor™, Mutaflor®, and Purfem® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval. Tribute also has the Canadian rights to ibSium®, which was approved in Canada in June 2015 and two additional pipeline products including Octasa® and BedBugz™, both of which are pending submission to Health Canada.

Tribute’s common shares are traded on the TSX Venture Exchange under the symbol “TRX” and on the OTCQX International under the symbol “TBUFF”. For more detailed company information, including copies of this and other press releases, please visit www.tributepharma.com.

About POZEN

POZEN is a specialty pharmaceutical company that has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained United States Food and Drug Administration (“FDA”) approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

On June 2, 2015, POZEN announced the formation of Aralez Pharmaceuticals Trading DAC (formerly “Pozen Limited”), a wholly-owned Irish subsidiary, to expand its geographic footprint and increase its global presence, including potential international sales, manufacturing and product development.

POZEN’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

Cautionary Language Concerning Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the anticipated special meeting of Tribute’s shareholders; the anticipated consummation of the business combination transaction among Aralez, Tribute and POZEN and the timing and benefits thereof; the specific steps of the transaction; the combined company’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, competitive position, anticipated product portfolio, development programs and management structure; the proposed listing on the NASDAQ and TSX and other statements that are not historical facts.  These forward-looking statements are based on Tribute’s and POZEN’s current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties’ ability to complete the combination and anticipated equity and debt financings on the proposed terms and schedule; the combined company meeting the listing requirements on the NASDAQ and TSX; risk that Aralez may be taxed as a U.S. resident corporation;  risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Tribute’s and POZEN’s business, including POZEN’s inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA™ in a timely and cost-effective manner, the parties’ failure to successfully commercialize product candidates; costs and delays in the development and/or FDA approval of the parties’ product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of Tribute’s or POZEN’S product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from POZEN’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including its dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO®; POZEN’s dependence on Patheon for the manufacture of YOSPRALA 81/40 and YOSPRALA 325/40; the ability of Tribute and POZEN to protect their intellectual property and defend their patents; regulatory obligations and oversight; POZEN’s inability to manufacture products and reliance upon third-party manufacturers to supply it with product candidates and commercial products, including YOSPRALA; POZEN’s ability to complete the YOSPRALA new drug application (NDA) filing within the anticipated timeline; the ability of POZEN’s third-party manufacturers to comply with current good manufacturing practices (cGMP) regulations or other FDA regulatory requirements; POZEN’s ability to qualify the primary or secondary aspirin active pharmaceutical ingredient (“API”) suppliers; the ability of POZEN’s secondary supplier to resolve the FDA 483 observations and resume manufacturing operations; delays in obtaining FDA approval of one or both of POZEN’s aspirin API suppliers; the ability of POZEN’s contract manufacturers to maintain required regulatory approvals and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in POZEN’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q, and in Tribute’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q. The parties undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in their expectations.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information on Tribute visit the Company’s website: http://www.tributepharma.com

Contacts:

Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com